Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form S-1 of AquaBounty Technologies, Inc. of our report dated March 7, 2019, relating to the consolidated financial statements of AquaBounty Technologies, Inc., appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
January 15, 2020